Exhibit A

REGULATORY AND LITIGATION
MATTERS

As part of various
investigations by a number of
federal, state, and foreign
regulators and governmental
entities, including the
Securities and Exchange
Commission ("SEC"), relating to
certain
practices in the mutual fund
industry, including late
trading, market timing and
marketing support
payments to securities dealers
who sell fund shares ("marketing
support"), Franklin Resources,
Inc. and certain of its
subsidiaries (collectively, the
"Company"), entered into
settlements with
certain of those regulators and
governmental entities.
Specifically, the Company
entered into settlements
with the SEC, among others,
concerning market timing and
marketing support.
On June 6, 2007, the SEC posted
for public comment the proposed
plan of distribution for the
market timing settlement. Once
the SEC approves the final plan
of distribution, disbursements
of settlement monies will be
made promptly to individuals who
were shareholders of the
designated
funds during the relevant
period, in accordance with the
terms and conditions of the
settlement and plan.
In addition, the Company, as
well as most of the mutual funds
within Franklin Templeton
Investments and certain current
or former officers, Company
directors, fund directors, and
employees, have been named in
private lawsuits (styled as
shareholder class actions, or as
derivative actions on behalf of
either the named funds or
Franklin Resources, Inc.). The
lawsuits relate to the industry
practices referenced above.
The Company and fund management
believe that the claims made in
each of the private lawsuits
referenced above are without
merit and intend to defend
against them vigorously. The
Company
cannot predict with certainty
the eventual outcome of these
lawsuits, nor whether they will
have
a material negative impact on
the Company. If it is determined
that the Company bears
responsibility
for any unlawful or
inappropriate conduct that
caused losses to the Fund, it is
committed
to making the Trust or its
shareholders whole, as
appropriate.